UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1300 Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On February 19, 2013, FreightCar America, Inc. (the “Company”), through its wholly owned subsidiary, FreightCar Alabama, LLC (“FCAL”), as subtenant, entered into a Sublease (the “Sublease”) with Navistar, Inc. (“Navistar”), as sublandlord, for space at a production facility located in Cherokee, Alabama (the “Subleased Premises”). The Subleased Premises are a portion of the approximately 700 acres of land and an approximately 2,150,000-square foot facility (collectively, the “Premises”) that Navistar leases from Teachers’ Retirement Systems of Alabama and Employees’ Retirement System of Alabama, acting together as landlord under the Industrial Facility Lease dated as of September 29, 2011, as amended (the “Master Lease”).

Pursuant to the Sublease, approximately 543,399 square feet of the Subleased Premises will be occupied by the Company and will include production lines, an assembly area, storage and fabrication areas and office space. The remaining portion of the Subleased Premises will be occupied by Navistar. The initial term of the Sublease expires on December 31, 2021 and, at the option of FCAL, is subject to extension for a period of an additional 120 months.

The following will constitute an event of default under the Sublease (subject to applicable cure periods):

(1)	any act or omission by FCAL that would constitute an event of default under the Master Lease; or

(2)	FCAL fails to perform any of the covenants, agreements, terms or provisions in the Sublease.

In connection with the Sublease, FCAL also has entered into an asset purchase agreement pursuant to which the Company will purchase from Navistar certain manufacturing equipment located on the Premises, a supply agreement pursuant to which Navistar will provide fabrication and production support services to the Company and a services agreement pursuant to which Navistar will provide administrative and other agreed-upon services to the Company.

The Company will immediately begin to prepare to operate the Subleased Premises and expects to invest up to $23 million to equip and open the Subleased Premises. The Company expects that the first new railcars manufactured at the Subleased Premises will be delivered in the second half of 2013.

A copy of the Company’s press release relating to the Sublease is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release of FreightCar America, Inc. dated February 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: February 19, 2013	By:	/s/ Joseph E. McNeely
	Name:	Joseph E. McNeely
	Title:	Vice President Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press Release of FreightCar America, Inc. dated February 19, 2013